SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         ------------------------------
                            EMERGISOFT HOLDING, INC.

             (Exact name of registrant as specified in its charter)

Nevada                                                   84-1121360
(State or other jurisdiction                           (IRS Employer
of incorporation or organization)                   Identification Number)


         2225 Avenue J
       Arlington, Texas                                     76006
         (Address of principal executive offices)         (Zip Code)


                            EMERGISOFT HOLDING, INC.
                            1998 STOCK INCENTIVE PLAN
                            2001 STOCK INCENTIVE PLAN
                  2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plans)
                       ----------------------------------

                                Ash R. Huzenlaub
                      Chief Executive Officer and President
                            Emergisoft Holding, Inc.
                                  2225 Avenue J
                             Arlington, Texas 76006

                     (Name and address of agent for service)

                                 (817) 633-6665
          (Telephone number, including area code, of agent for service)

                                                    CALCULATION OF REGISTRATION FEE

                                                         Proposed maximum       Proposed maximum
Title of securities                   Amount to           offering price        aggregate offering       Amount of
 to be registered                   be registered(1)       per share (2)             price            registration fee
 ----------------                   ----------------     -----------------      ------------------    ----------------
2001 Stock Incentive Plan
Common stock ($.001 par value)         2,100,000             $0.275                 $577,500.00          $53.13
-------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 2001 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Emergisoft Holding, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the bid and asked price of a share of common stock of Emergisoft Holding, Inc. as quoted on the OTC Bulletin Board on August 19, 2002.

                                     PART I

                                     PURPOSE

     On February 27, 2002, the Board of Directors of Emergisoft Holding, Inc., a Nevada corporation (the "Registrant") approved a twenty-for-one reverse stock split (the "Reverse Stock Split"), of the Registrant's common stock which, pursuant to the Registrant's 2001 Incentive Stock Option Plan (the "Plan"), decreased the registered shares of common stock of the Registrant available for issuance under the Plan from 18,000,000 to 900,000 post-Reverse Stock Split common shares of Registrant. On July 19, 2002, the Board of Directors of Registrant voted to increase the registered shares of common stock of the Registrant available for issuance under the Plan from 900,000 post-Reverse Stock Split common shares of Registrant to 3,000,000 post-Reverse Stock Split common shares of Registrant. This Form S-8 concerns the registration of the additional 2,100,000 post-Reverse Stock Split common shares of Registrant made available for issuance under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Registrant incorporates by reference herein the contents of the Registration Statement on Form S-8, File No. 333-76912, including the information incorporated therein by reference.

Item 8.  Exhibits

       Exhibit
          No.  Exhibit

          5    Opinion and consent of Cantey & Hanger, L.L.P.

          23.1 Consent of Ernst & Young LLP.

          23.2 Consent of Cantey & Hanger, L.L.P. Contained in Exhibit 5.

          24   Power of  Attorney.  Reference  is made to page II-2 of this Form
               S-8.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas on August 1, 2002.

                                         EMERGISOFT HOLDING, INC.


                                         By: /s/ Ash R. Huzenlaub
                                            ---------------------------
                                            Ash R. Huzenlaub
                                            Chief Executive Officer
                                            and President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Emergisoft Holding, Inc., a Nevada corporation, do hereby constitute and appoint Ash R. Huzenlaub and Ann Crossman, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                          Title                          Date
----                          -----                          ----

/s/ Ash R. Huzenlaub
--------------------------    Chief Executive Officer,       August 1, 2002
Ash R. Huzenlaub              President and Director


/s/ Kenna J. Bridgmon
--------------------------    Vice President - Client        August 1, 2002
Kenna J. Bridgmon             Services and Director


/s/ Dr. Ron Hellstern
--------------------------    Vice President - Medical       August 1, 2002
Dr. Ron Hellstern             Affairs and Director


/s/ Ann Crossman
--------------------------    Controller                     August 1, 2002
Ann Crossman


/s/ Jeff McCurdy
--------------------------    Director                       August 1, 2002
Jeff McCurdy

/s/ Jim Ross
------------------------      Director                       August 1, 2002
Jim Ross


/s/ Jason Sear
-----------------------       Director                       August 1, 2002
Jason Sear

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                            EMERGISOFT HOLDING, INC.

                                  EXHIBIT LIST

Exhibit Number    Exhibit

         5        Opinion and consent of Cantey & Hanger, L.L.P.

         23.1     Consent of Ernst & Young LLP.

         23.3     Consent of Cantey & Hanger, L.L.P.  Contained in Exhibit 5.

         24 Power of Attorney. Reference is made to page II-2 of this Form S-8.